Exhibit 99.5

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Virgin America Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of this 24th day of November, 2014.

CYRUS AVIATION HOLDINGS, LLC

By:	Cyrus Capital Partners, L.P.
its managing member
By:	Cyrus Capital Partners GP, L.L.C.,
its general partner

By:	/s/ Stephen C. Freidheim
Name:	Stephen C. Freidheim
Title:	Sole Member/Manager

CYRUS CAPITAL PARTNERS, L.P.

By:	Cyrus Capital Partners GP, L.L.C.,
its general partner

By:	/s/ Stephen C. Freidheim
Name:	Stephen C. Freidheim
Title:	Sole Member/Manager

CYRUS CAPITAL PARTNERS GP, L.L.C.

By:	/s/ Stephen C. Freidheim
Name:	Stephen C. Freidheim
Title:	Sole Member/Manager

/s/ Stephen C. Freidheim
STEPHEN C. FREIDHEIM